Exhibit 4.37

HLSS SERVICER ADVANCE RECEIVABLES TRUST,
as Issuer,
DEUTSCHE BANK NATIONAL TRUST COMPANY,
as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary,
HLSS HOLDINGS, LLC,
as Administrator and as Servicer (on and after the MSR Transfer Date),
OCWEN LOAN SERVICING, LLC,
as a Subservicer and as Servicer (prior to the MSR Transfer Date),
NEW RESIDENTIAL INVESTMENT CORP.,
WELLS FARGO SECURITIES, LLC
as Administrative Agent
and
WELLS FARGO BANK, N.A.
as sole Holder of the Class A-VF2 Variable Funding Notes, the Class B-VF2 Variable Funding Notes, the Class C-VF2 Variable Funding Notes and the Class D-VF2 Variable Funding Notes
__________
AMENDMENT NO. 9
dated as of June 11, 2015
to the
SECOND AMENDED AND RESTATED SERIES 2012-VF2 INDENTURE SUPPLEMENT
dated as of August 30, 2013
to the
SIXTH AMENDED AND RESTATED INDENTURE,
dated as of January 17, 2014
__________
HLSS SERVICER ADVANCE RECEIVABLES TRUST
ADVANCE RECEIVABLES BACKED NOTES, SERIES 2012-VF2

AMENDMENT NO. 9 TO THE SECOND AMENDED AND RESTATED SERIES 2012-VF2 INDENTURE SUPPLEMENT
This Amendment No. 9, dated as of June 11, 2015 (this “Amendment”) (the “Effective Date”), to the Second Amended and Restated Series 2012-VF2 Indenture Supplement, dated as of August 30, 2013 (as has been, and as may be further, amended, restated, supplemented or otherwise modified from time to time, the “Indenture Supplement”), by and among HLSS Servicer Advance Receivables Trust, as issuer (the “Issuer”), Deutsche Bank National Trust Company, as indenture trustee (the “Indenture Trustee”), as calculation agent (the “Calculation Agent”), as paying agent (the “Paying Agent”) and as securities intermediary (the “Securities Intermediary”), HLSS Holdings, LLC (“HLSS”), as administrator (in such capacity, the “Administrator”) and as servicer, on and after the related MSR Transfer Date (in such capacity, the “Servicer”), Ocwen Loan Servicing, LLC (“OLS”), as a subservicer (in such capacity, the “Subservicer”), and as servicer, prior to the related MSR Transfer Date (in such capacity, the “Servicer”), New Residential Investment Corp. (“NRZ”) and Wells Fargo Securities, LLC (“WFS”), as administrative agent (the “Administrative Agent”), to that certain Sixth Amended and Restated Indenture, dated as of January 17, 2014 (as amended, supplemented, restated or otherwise modified from time to time, the “Base Indenture”, and together with the Indenture Supplement, the “Indenture”), among the Issuer, the Servicer, the Administrator, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, WFS, as administrative agent, Barclays Bank PLC, as administrative agent, and Credit Suisse AG, New York Bank, as administrative agent related to the Class A-VF2 Variable Funding Notes, Class B-VF2 Variable Funding Notes, Class C-VF2 Variable Funding Notes and Class D-VF2 Variable Funding Notes (collectively, the “Notes”) issued pursuant to the Indenture Supplement. Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Indenture or Indenture Supplement, as applicable.
WHEREAS, Section 12.2 of the Base Indenture provides, among other things, that subject to the terms and provisions of each Indenture Supplement with respect to any amendment of such Indenture Supplement, the parties to the Indenture may at any time enter into an amendment to the Indenture, including any Indenture Supplement, with prior notice to the Note Rating Agency and the consent of Holders of more than 50% (by Class Invested Amount) of each Series or Class of Notes affected by such amendment of the Indenture, including any Indenture Supplement, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture, of modifying in any manner the rights of the Holders of the Notes of each such Series or Class under the Base Indenture or any Indenture Supplement, upon delivery of an Issuer Tax Opinion (unless the Noteholders unanimously consent to waive such opinion); provided, however, that no such amendment will modify any of the enumerated provisions set forth in Section 12.2 without the consent of the Holder of each Outstanding Note affected thereby;
WHEREAS, the Committed Purchaser owns 100% of the Class A-VF2 Variable Funding Notes, the Class B-VF2 Variable Funding Notes, the Class C-VF2 Variable Funding Notes and the Class D-VF2 Variable Funding Notes, which are the only Outstanding Notes issued pursuant to the Indenture Supplement;

WHEREAS, Section 12.3 of the Base Indenture provides that the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by the Indenture and that all conditions precedent thereto have been satisfied (the “Authorization Opinion”); and
WHEREAS, the Issuer, Administrator and the Noteholder desire to amend the Indenture Supplement as described below;
NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
Section 1.Amendment to Indenture Supplement.
(b)    Section 6 of the Indenture Supplement is hereby amended by deleting clause (f) thereto in its entirety.
Section 2.    Conditions to Effectiveness of this Amendment.
This Amendment shall become effective upon the latest to occur of the following (the “Effective Date”):

(i)	the execution and delivery of this Amendment by all parties hereto;

(ii)	prior notice to the Note Rating Agency;

(iii)	receipt of written confirmation from S&P that this Amendment will not cause a Ratings Effect on any Outstanding Notes;

(iv)	the delivery of an Authorization Opinion; and

(v)	the delivery of an Issuer Tax Opinion.

Section 3.    Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Indenture Supplement and the Base Indenture shall remain in full force and effect and all such provisions shall apply equally to the terms and conditions set forth herein. This Amendment shall be effective as of the Effective Date upon the satisfaction of the conditions precedent set forth in Section 4 hereof and shall not be effective for any period prior to the Effective Date solely as to the Series 2012-VF2 Notes and shall not apply to any other Series or Class of Notes issued under the Base Indenture. After this Amendment becomes effective, all references in the Indenture Supplement or the Base Indenture, to “this Indenture Supplement,” “this Indenture,” “hereof,” “herein” or words of similar effect referring to such Indenture Supplement and Base Indenture shall be deemed to be references to the Indenture Supplement or the Base Indenture, as applicable, as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Indenture Supplement or the Base Indenture other than as set forth herein.
Section 4.    Representations and Warranties. (a) The Committed Purchaser hereby represents and warrants that as of the date hereof (i) it is the sole Holder of each of the Class A-VF2 Variable Funding Notes, the Class B-VF2 Variable Funding Notes, the Class C-VF2 Variable Funding Notes and the Class D-VF2 Variable Funding Notes, (ii) it is duly authorized to deliver this Amendment to the Indenture Trustee and such power has not been granted or assigned to any other Person, and (iii) the Indenture Trustee may conclusively rely upon this Amendment.
(b)    In its capacity as Note Registrar, the Indenture Trustee confirms that the Note Register reflects the Committed Purchaser as the sole Holder of all Notes currently Outstanding under the Indenture Supplement. Such Holder’s consent to the terms of this Amendment is evidenced by its signature hereto.
(c)    With the exception of the previously disclosed subpoena received from the Securities and Exchange Commission, HLSS hereby represents and warrants that as of the date hereof, no proceeding, investigation or litigation is before any court, tribunal or governmental body, nor to the knowledge of HLSS is threatened against HLSS, nor is there any such proceeding, investigation or litigation currently pending, nor, to the knowledge of HLSS, is any such proceeding, investigation or litigation threatened against HLSS that could reasonably be expected to have an Adverse Effect.
(d)    The Committed Purchaser hereby acknowledges receipt of Amendment No. 9 to Second Amended and Restated Series 2012-VF1 Indenture Supplement dated as of the date hereof and (ii) Amendment No. 9 to Second Amended and Restated Series 2012-VF3 Indenture Supplement dated as of the date hereof and consents to the transactions contemplated thereby.

Section 5.    Expenses. The Receivables Seller hereby agrees that in addition to any costs otherwise required to be paid pursuant to the Transaction Documents, the Receivables Seller shall be responsible for the payments of the reasonable and documented legal fees and out-of-pocket expenses of legal counsel to the Administrative Agent, the Noteholders, the Owner Trustee and the Indenture Trustee incurred in connection with the consummation of this Amendment and all other documents executed or delivered in connection therewith.
Section 6.    Representations; Ratifications Covenants: (a) In order to induce the Noteholders and the Administrative Agent to execute and deliver this Amendment, each of the Issuer, HLSS and, each for itself and for no other party, OLS and Servicer hereby represents and warrants to the Noteholders and the Administrative Agent that as of the date hereof it is in full compliance with all of the terms and conditions of the Indenture and the other Transaction Documents and no Default or Event of Default has occurred and is continuing under the Indenture or any other Transaction Documents.
(b)    The parties hereto ratify all terms of the existing Indenture other than those amended hereby, and ratify those provisions as amended hereby.
Section 7.    Entire Agreement. The Indenture Supplement, as amended by this Amendment, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersede any prior or contemporaneous agreements relating to such subject matter.
Section 8.    Successors and Assigns. This Amendment shall be binding upon the parties hereto and their respective successors and assigns.
Section 9.    Section Headings. The various headings and sub-headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Indenture or any provision hereof or thereof.
Section 10.    GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAW PROVISIONS THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
Section 11.    Recitals. The statements contained in the recitals to this Amendment shall be taken as the statements of the Issuer, and the Indenture Trustee (in each capacity) assumes no responsibility for their correctness. The Indenture Trustee makes no representation as to the validity or sufficiency of this Amendment (except as may be made with respect to the validity of its own obligations hereunder). In entering into this Amendment, the Indenture Trustee shall be entitled to the benefit of every provision of the Base Indenture and the Indenture Supplement relating to the conduct of or affecting the liability of or affording protection to the Indenture Trustee.
Section 12.    Owner Trustee Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment.
Section 13.    Counterparts. This Amendment may be executed in one or more counterparts and by the different parties hereto on separate counterparts, including without limitation counterparts transmitted by facsimile, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.
[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.
HLSS SERVICER ADVANCE RECEIVABLES TRUST, as Issuer
By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:	Name: Title:

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary and not in its individual capacity

By:	Name: Title:

By:	Name: Title:

HLSS HOLDINGS, LLC, as Administrator and as Servicer (on and after the MSR Transfer Date)

By:	Name: Title:

OCWEN LOAN SERVICING, LLC, as a Subservicer and as Servicer (prior to the MSR Transfer Date)

By:	Name: Title:

NEW RESIDENTIAL INVESTMENT CORP.

By:	Name: Title:

WELLS FARGO SECURITIES, LLC,
as Administrative Agent

By:	Name: Title:

WELLS FARGO BANK, N. A.,
as Committed Purchaser and sole Holder of the HLSS Servicer Advance Receivables Trust, Advance Receivables Backed Notes, Series 2012-VF2 Class A-VF2 Variable Funding Notes, the Class B-VF2 Variable Funding Notes, the Class C-VF2 Variable Funding Notes and the Class D-VF2 Variable Funding Notes

By:	Name: Title:

Consented to for purposes of Section 6(f) of the Second Amended and Restated Series 2012-VF2 Indenture Supplement dated as of August 30, 2013, as amended
BARCLAYS BANK PLC, as Administrative Agent in respect of the Series 2012-VF1 Notes

By:	Name: Title:

Consented to for purposes of Section 6(f) of the Second Amended and Restated Series 2012-VF2 Indenture Supplement dated as of August 30, 2013, as amended
CREDIT SUISSE AG, NEW YORK BRANCH, as Administrative Agent in respect of the Series 2012-VF3 Notes

By:	Name: Title: